Exhibit 99.2

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: November 28, 2011

GS MEZZANINE PARTNERS V ONSHORE FUND, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V ONSHORE FUND, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GSMP V ONSHORE US, LTD.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V OFFSHORE FUND, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V OFFSHORE FUND, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GSMP V OFFSHORE US, LTD.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact